UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

  ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
  ☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
  ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On September 17, 2009, CryoPort, Inc. (the “Registrant”) entered into an Amendment to Debentures and Warrants, Agreement and Waiver (the “Amendment”) with Enable Growth Partners LP (“EGP”), Enable Opportunity Partners LP (“EOP”), Pierce Diversified Strategy Master Fund LLC, Ena (“Pierce”), and BridgePointe Master Find Ltd  (“BridgePointe”)(individually referred to as “Holder” and collectively as the “Holders”), who are the Holders the Company outstanding Original Issue Discount 8% Senior Secured Convertible Debentures dated September 27, 2007 and Original Issue Discount 8% Secured Convertible Debentures dated May 30, 2008 (collectively, the “Debentures”, and associated warrants to purchase common stock (the “Warrants”), as such Debentures and Warrants have been amended to date.   The effective date of the Amendment is September 1, 2009.  The purpose of the Amendment was to restructure the Company’s obligations under the outstanding Debentures in order to reduce the amount of the required monthly principal payment and temporarily defer the commencement of monthly principal payments (which was scheduled to commence September 1, 2009) and ceases the continuing interest payments for a period time.

The following is a summary of the material terms of the Amendment and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 4.1.5 and incorporated herein by this reference:

1.           The Company must obtain stockholder approval of an amendment to its Amended and Restated Articles of Incorporation to increase the number of authorized shares of its common stock to 250,000,000, and file such amendment with the Nevada Secretary of State, by December 31, 2009.  If the Company fails to obtain stockholder approval and file such amendment by December 31, 2009, the Company will be in default under the Warrants which will trigger a Holder’s option to cause the Company to redeem all or a portion of a given outstanding Warrant by paying to the Holder an amount equal to the greater of (i) the Black-Scholes value of the amount of the Warrant being redeemed as of the date the Holder delivers the required default notice and (ii) the highest Black-Scholes value of the amount of the Warrant to be redeemed from the date of the notice of redemption through the trading day that the redemption amount is paid to the Holder.  Any unpaid redemption amount due to a Holder will bear interest at the rate of 18% per annum.

2.           The principal amount of each outstanding debenture is increased as of September 1, 2009, by an amount equal to all accrued and unpaid interest as of such date, plus all interest that would have accrued on the principal amount (as increased as of September 1, 2009, to reflect the then accrued but unpaid interest) from September 1, 2009, to July 1, 2010 (the maturity date of the Debentures).  The Company shall have no obligation under the Debentures to make further payments of interest, and interest shall cease to accrue, during the period September 1, 2009 to July 1, 2010.

3.           The conversion price of the Debentures was decreased from $0.51 per share to $0.45 per share.

4.           The commencement of the Company’s obligation to make monthly payments of principal is deferred from September 1, 2009, to January 1, 2010, at which time the Company will make monthly pro rata payments to the Holders in the aggregate amount of $200,000 with a balloon payment due on the maturity date of July 1, 2010.  Prior to the Amendment, the Company was obligated to repay the entire outstanding principal amount of the debentures in twelve equal monthly payments commencing on August 1, 2009.

5.           The Holders’ existing right to maintain a fully diluted ownership equal to 31.5% has been increased by the Amendment to a fully diluted ownership of 34.5%.

6.           The exercise price of the outstanding Warrants was decreased from $0.51 per share to $0.45 per share, which also resulted in a corresponding pro rata increase in the number of shares that may be purchased upon exercise of such Warrants as a result of the existing adjustment provision contained in each Warrant.

7.           The following additional covenants were added to the Debentures (replacing similar covenants which had terminated as of June 30, 2009) and shall remain in full force so long as any of the Debentures remain outstanding (the “Covenant Period”):

a.           The Company shall maintain a total cash balance of no less than $100,000 at all times during the Covenant Period;

b.           The Company shall have an average monthly operating cash burn of no more than $500,000 during the Covenant Period. Operating cash burn is defined by taking net income (or loss) and adding back all non-cash items, and excludes changes in assets, liabilities and financing activities;

c.           The Company shall have a minimum current ratio of 0.5 to 1 at all times during the Covenant Period. This calculation is to be made by excluding the current portion of the convertible notes payable and accrued interest, and liability from derivative instruments from current liability for the current ratio;

d.           Accounts payable shall not exceed $750,000 at any time during the Covenant Period;

e.           Accrued salaries shall not exceed $350,000 at any time during the Covenant Period; and

f.           The Company shall not make any revisions to the terms of the existing contractual agreements for the Notes Payable to Former Officer, Related Party Notes Payable and the Line of Credit (as each is referred to in the Company’s Form 10-Q for the period ended June 30, 2009); other than the previous amendment to the payment terms of a note payable to the Company’s former CEO.

8.           The Company may not deliver a redemption notice with respect to the outstanding Debentures until such time as the closing price of the Company’s common stock shall have exceeded $0.70 (as adjusted for stock splits or similar transactions) for ten consecutive trading days prior to the delivery of the redemption notice.

The
Item 9.01.                      Financial Statements and Exhibits.

           (d)           Exhibits.

Exhibit No.	Description
4.1.5	Amendment to Debentures and Warrants, Agreement and Waiver dated September 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: September 22, 2009	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
4.1.5	Amendment to Debentures and Warrants, Agreement and Waiver dated September 17, 2009